EXHIBIT 4.3
                        AGREEMENT AND SECOND AMENDMENT
                               TO LOAN AGREEMENT
                              (December 23, 1994)

     THIS AGREEMENT AND SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of December 23, 1994, is made and entered into by and among STEWART & STEVENSON SERVICES, INC. (the "Borrower"), a Texas corporation; the financial institutions listed on the signature pages hereto (collectively, the "Lenders") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association domiciled in Houston, Harris County, Texas, acting in its capacity as agent for the Lenders (in such capacity, the "Agent"). The Borrower, the Lenders and the Agent are herein sometimes called the "Parties".

Recitals:

     1. The Parties have entered into a Loan Agreement dated as of September 3, 1993 (which Loan Agreement, as amended to the date hereof, is herein called the "Loan Agreement").

     2.   The Parties desire to amend the Loan Agreement in certain respects to
(a) increase the Maximum Commitment; (b) provide for new financial institutions to become Lenders; (c) allocate the Percentages of the Lenders; (d) extend the Maturity Date, and (e) make certain other changes thereto, all as is more fully described below.

Agreements:

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

     1. Definitions Corrected. The following changes are made to correct certain definitions to reflect the original intent of the parties.

     (a) The last sentence of the definition of "CD Rate" in Section 1 of the Loan Agreement is amended to provide in its entirety as follows:

          The CD Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Section 3(c).

     (b) Clause (c) in the first sentence of "Interest Period" in Section 1 of the Loan Agreement is amended to provide in its entirety as follows:

          (c) for each Negotiated Rate Borrowing, overnight or no less than seven but no more than 29 days thereafter,

     2.   Maturity Date Extended.   The definition of "Maturity Date" in Section
1 of the Loan Agreement is amended to provide in its entirety as follows:

     Maturity Date means the maturity of the Notes, December 31, 1997, as the same may hereafter be accelerated pursuant to the provisions of any of the Credit Documents.

     3.   Maximum Commitment.   The definition of "Maximum Commitment" in
Section 1 of the Loan Agreement is amended to provide in its entirety as follows:

          Maximum Commitment means One Hundred Five Million Dollars ($105,000,000).

     4. Percentages. The dollar amount of each Lender's interest in the Maximum Commitment as of the date hereof is set forth opposite such Lender's name on the signature pages of this Amendment. As defined in the Loan Agreement, each Lender's Percentage is such Lender's interest in the Maximum Commitment.

     5.   Transition.

     (a) Certain Alternate Rate Borrowings are outstanding as of the date hereof, and the Parties do not wish to disturb such Alternate Rate Borrowings. Notwithstanding anything in the Loan Agreement as amended by this Amendment to the contrary, (1) a Lender with an Alternate Rate Borrowing (a "Transition Borrowing") outstanding as of the date hereof shall retain such Transition Borrowing, with no change in its amount resulting from the change of such Lender's Percentage or the addition of Bank of America Illinois and PNC Bank, National Association (collectively, the "New Lenders") effected by this Amendment, and such Lender shall be entitled to the payment of the principal of and accrued interest on such Transition Borrowing; (2) new Loans made after the date hereof (including the renewal of any Transition Borrowing at the end of its Interest Period, if the Borrower elects to renew such Loan pursuant to the terms and conditions of the Loan Agreement, or the conversion of any Transition Borrowing) shall be made in accordance with the Lenders' new Percentages (provided that in no event shall any Lender have an obligation to make Loans at any one time outstanding in excess of such Lender's Percentage of the Commitment); (3) the Agent shall determine the maximum aggregate amount of Loans which may be outstanding for all of the Lenders and for each Lender--after giving effect to the proviso of the immediately preceding clause--for each day while there exists any Transition Borrowing, and such amounts shall be the "Commitment" and each Lender's interest in the Commitment for purposes of determining the commitment fee due under Section 2(c) of the Loan Agreement and for the allocation of that commitment fee; (4) if (A) an Event of Default occurs while any Transition Borrowing is outstanding and (B) the Agent or any Lender exercises any of its remedies for such Event of Default, then (but only for the purposes of allocating payments of principal and interest by or on the account of the Borrower) the Percentage of a Lender shall be such Lender's interest in all of the outstanding Loans, and (5) for all other purposes under the Credit Documents, the Percentages of the Lenders and the Commitment shall be determined without reference to this Section.

     (b) On the date this Amendment becomes effective, (1) each New Lender shall fund its Percentage of all then-outstanding Base Rate Borrowings to the Agent and (2) the Agent shall allocate such fundings to all of the Lenders (including the New Lenders) in accordance with their respective Percentages. Notwithstanding anything in the Loan Agreement as amended by this Amendment or the other Credit Documents to the contrary, interest accruing on the Base Rate Borrowings from October 31, 1994 to the effective date of this Amendment shall be allocated among the Lenders (other than the New Lenders) in accordance with their respective Percentages as in effect immediately before the effective date of this Amendment.

     (c) Notwithstanding anything in the Loan Agreement as amended by this Amendment to the contrary, commitment fees accruing under Section 2(c) of the Loan Agreement through the effective date of this Amendment shall be allocated among the Lenders (other than the New Lenders) in accordance with their respective Percentages as in effect immediately before the effective date of this Amendment.

     6. Conditions Precedent. This Amendment shall be effective December 23, 1994, subject to the satisfaction, in a manner satisfactory to the Agent, of each of the following conditions precedent:

     (a) The Agent shall have received the following, each of which shall be in form and substance satisfactory to the Agent in its sole discretion and duly and validly executed:

          (1) A certificate of the Secretary or any Assistant Secretary of the Borrower, dated as of the date hereof, as to (A) the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment (a copy of such resolutions to be attached to such certificate), such certificate to state that said copy is a true and correct copy of such resolutions and that such resolutions were duly adopted and have not been amended, superseded, revoked or modified in any respect and remain in full force and effect as of the date of such certificate and (B) the absence of any change since September 3, 1993, in any of (x) the incumbency and signatures of the officer or officers of the Borrower; (y) the Articles of Incorporation of the Borrower, or (z) the Bylaws of the Borrower; and

          (2) this Amendment, duly executed by the Borrower, the Lenders and the Agent.

     (b) Each Lender shall have received a new Note, in the maximum principal amount of its Percentage of the Maximum Commitment.

     (c) The Agent shall have received a legal opinion from the general counsel for the Borrower acceptable to the Agent and the Majority Lenders.

     (d) The Borrower shall have paid all accrued and unpaid fees and other amounts in connection with this Amendment.

     (e)  No Default shall have occurred and be continuing.

     (f) Such effectiveness shall not violate any legal requirement applicable to the Agent or any Lender.

     7. Representations True; No Default. The Borrower represents and warrants to the Agent and each Lender that (a) the representations and warranties contained in the Loan Agreement and in the other Credit Documents are true and correct on and as of the date hereof as though made on and as of such date (except to the extent such representations and warranties are expressly stated to be made solely as of an earlier date) and (b) no event has occurred and is continuing which constitutes an Event of Default under the Loan Agreement or any of the other Credit Documents or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.

     8. Ratification. Except as expressly amended hereby, the Loan Agreement, as hereby amended, and the other Credit Documents are in all respects ratified and confirmed and are, and shall continue to be, in full force and effect. The Borrower hereby agrees and acknowledges that all of its liabilities and obligations under the Loan Agreement, the other Credit Documents, or otherwise, remain in full force and effect as of the date of this Amendment. Each of the New Lenders hereby (a) acknowledges receipt of copies of all of the Credit Documents (including agreements exclusively among the Agent and the Lenders) and
(b) acknowledges and agrees that (1) it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements of the Borrower delivered to such New Lender by the Borrower and such other documents and information as such New Lender has deemed appropriate, made its own credit analysis and decision to become a Lender and (2) it is a Lender for all purposes under the Credit Documents, with all of the liabilities and obligations of a Lender with its interest in the Maximum Commitment.

     9. Definitions and References. Unless otherwise defined herein, terms used herein which are defined in the Loan Agreement or in the other Credit Documents shall have the meanings therein ascribed to them. The term "Agreement" as used in the Loan Agreement and the term "Loan Agreement" as used in the other Credit Documents or any other instrument, document or writing furnished to the Agent or any Lender by or on behalf of the Borrower shall mean the Loan Agreement as hereby amended.

     10. Expenses; Additional Information. The Borrower shall pay to the Agent on demand all expenses (including reasonable counsel's fees) incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and with respect to advising the Agent as to its rights and responsibilities under the Loan Agreement, as hereby amended. In addition, the Borrower shall pay all costs and expenses of the Agent and each Lender (including counsel's fees) in connection with the enforcement of this Amendment.

     11. Severability. If any term or provision of this Amendment or the application thereof to any person or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Amendment shall be valid and enforced to the fullest extent permitted by applicable law. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions thereof or affecting the validity or enforceability of such provision in any other jurisdiction and, to this end, the provisions of this Amendment are severable.

     12. INDEMNIFICATION. The Borrower shall indemnify the Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities (including Environmental Liabilities), claims (including Environmental Claims), expenses (including reasonable attorneys' fees) or damages to which any of them may become subject, insofar as such losses, liabilities, claims, expenses or damages arise out of or result from (a) any actual or proposed use by the Borrower of the proceeds of any Loan made or Letter of Credit issued by any Lender or growing out of or resulting from any Credit Document or any transaction or event contemplated therein; (b) violation by the Borrower or any of its Subsidiaries of any law, rule, regulation or order including those relating to Hazardous Substances, petroleum, petroleum products or petroleum wastes; (c) any Lender or the Agent being deemed an operator of any of the Borrower's real or personal Property by a court or other regulatory or administrative agency or tribunal or other third party, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance, petroleum, petroleum product or petroleum waste located in on or under such property, or (d) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing. The obligations of the Borrower under this Section shall survive the termination of the Loan Agreement (as amended by this Amendment and as it may otherwise be amended, restated, modified and supplemented from time to time) and the repayment and expiry of the Loans and all Letter of Credit Liabilities. Any amount to be paid under this Section by the Borrower to the Agent or any Lender shall be a demand obligation owing by the Borrower to the Agent or such Lender and shall bear interest from the date of expenditure until paid at the Past Due Rate.

     13.  DTPA WAIVER.   The Borrower hereby waives all rights, remedies,
claims, demands and causes of action based upon or related to the Texas Deceptive Trade Practices Consumer Protection Act as described in Sections 17.41 et seq. of the Texas Business & Commerce Code, as the same pertains or may pertain to any Credit Document or any of the transactions contemplated therein, to the maximum extent that such rights, etc. may lawfully and effectively be waived. In furtherance of this waiver, the Borrower hereby represents and warrants to the Agent and the Lenders that (a) the Borrower is represented by legal counsel in connection with the negotiations, execution and delivery of this Amendment; (b) the Borrower has a choice other than to enter into this waiver in that it can obtain the Loans from another institution or institutions, and (c) the Borrower does not consider itself to be in a significantly disparate bargaining position relative to the Agent and the Lenders with respect to this Amendment.

     14. RELEASE OF CLAIMS. The Borrower hereby releases, discharges and acquits forever the Agent and the Lenders and their respective officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by the Borrower, if later). As used herein, the term "Claim" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys' fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise.

     15. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors, assigns, receivers and trustees (however, the Borrower may not assign its rights hereunder without the express prior written consent of the Lenders); (b) may be modified or amended only by a writing signed by each party;
(c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES) AND OF THE UNITED STATES OF AMERICA; (d) may be executed in several counterparts, and by the Parties on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, and (e) embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

     15. THIS AMENDMENT TOGETHER WITH ALL OF THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers effective as of the date written above.

                                   STEWART & STEVENSON SERVICES, INC.,
                                   a Texas corporation

                                      /s/ Robert L.Hargrave
                                   By:______________________________
                                      Robert L. Hargrave
                                      Vice President & Treasurer

     The undersigned legal counsel for the Borrower signs this Amendment not as a party to it but solely for the purpose of complying with the provisions of
Section 17.42(a)(3) of the Texas Deceptive Trade Practices-Consumer Protection Act described in Section 11.

                                   /s/ Lawrence E. Wilson
                                   ______________________________
                                   Lawrence E. Wilson
                                   Vice President and General Counsel
                                   Texas Bar No.:  21704000



                                   TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION, a national banking association, acting in its individual capacity and as the Agent for the Lenders named herein



                                      /s/ Mona M. Foch
                                   By:______________________________
                                      Mona M. Foch
                                      Vice President


                                   Interest in Maximum Commitment:

                                   $30,000,000



                                   NATIONSBANK OF TEXAS, NATIONAL
                                   ASSOCIATION, a national banking association



                                      /s/ Paula Cizik
                                   By:______________________________
                                      Paula J. Cizik
                                      Senior Vice President


                                   Interest in Maximum Commitment:

                                   $25,000,000

                                   ABN AMRO BANK N.V., HOUSTON AGENCY


                                      /s/ David P. Orr
                                   By:______________________________
                                      David P. Orr
                                      Vice President



                                      /s/ Ronald A. Mahle
                                   By:______________________________
                                      Ronald A. Mahle
                                      Group Vice President


                                   Interest in Maximum Commitment:

                                   $15,000,000

                                   THE BANK OF NEW YORK,
                                   a New York banking corporation



                                      /s/ Alan F. Lyster, Jr.
                                   By:______________________________
                                      Alan F. Lyster, Jr.
                                      Vice President

                                   Interest in Maximum Commitment:

                                   $15,000,000


                                   BANK OF AMERICA ILLINOIS,
                                   an Illinois banking association

                                      /s/ J. Stephen Mernick
                                   By:______________________________
                                      J. Stephen Mernick
                                      Senior Vice President


                                   Address for notices:


                                   Bank of America Illinois
                                   231 S. LaSalle Street
                                   Chicago, Illinois  60697
                                   Attention: Kenneth Bell
                                   Telecopy No. (312) 987-0303


                                   Interest in Maximum Commitment:

                                   $10,000,000


                                   PNC BANK, NATIONAL ASSOCIATION,
                                   a national banking association


                                      /s/ Tamara R. O'Connor
                                   By:______________________________
                                      Tamara R. O'Connor
                                      Vice President


                                   Address for notices:


                                   PNC Bank, National Association
                                   2525 Lincoln Plaza
                                   Dallas, Texas  75201
                                   Attention: Tamara O'Connor
                                   Telecopy No. (214) 740-2525


                                   Interest in Maximum Commitment:

                                   $10,000,000